EXECUTION COPY


       AMENDMENT AND RESTATEMENT NO. 3 TO CREDIT AGREEMENT


     AMENDMENT AND RESTATEMENT NO. 3 TO CREDIT AGREEMENT (this "Amendment and Restatement") dated as of December 23, 1997 among CARPENTER TECHNOLOGY CORPORATION (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent"), and MELLON BANK, N.A., as Syndication Agent.

                           WITNESSETH:

     WHEREAS, certain of the parties hereto have heretofore entered into a Credit Agreement dated as of January 18, 1994, as amended and restated by the Amended and Restated Credit Agreement dated as of February 21, 1997, and by Amendment and Restatement No. 2 to Credit Agreement dated as of October 23, 1997 (as so amended, the "Agreement"); and

     WHEREAS, the parties hereto desire to amend the Agreement to increase the aggregate amount of the Commitments of the Banks from $400,000,000 to $500,000,000, to make the other amendments specified below and to restate the Agreement in its entirety to read as set forth in the Agreement with the amendments specified below;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Definitions: References.  Unless otherwise specifically defined
                ------------------------
herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof to the Agreement as amended hereby.

     SECTION 2.  Amendment to Section 2.10(a)(i).  Section 2.10(a)(i) of the
                 --------------------------------
Agreement is deleted and replaced with the following:

          (a)(i) The aggregate Commitments shall be reduced to $200,000,000 on the Commitment Reduction Date, such reduction to be applied to the Commitments of the Banks so that after such reduction the Commitments of the Banks will be as set forth below:

     Morgan Guaranty Trust Company
        of New York                     $60,000,000
     Mellon Bank, N.A.                  $55,000,000
     CoreStates Bank, N.A.              $45,000,000
     PNC Bank, National Association     $40,000,000

     SECTION 3.  Change in Commitments: Borrowings between Amendment Effective
                 -------------------------------------------------------------
Time and Last Day of Continuing Interest Period.  (a) With effect from and
------------------------------------------------
including the date this Amendment and Restatement becomes effective in accordance with Section 6 hereof (the "Amendment Effective Time"), the Commitment of each Bank shall be the amount set forth opposite the name of such Bank on the signature pages hereof. The Borrowing of Committed Loans outstanding immediately prior to the Amendment Effective Time shall continue to be due and payable on the last day of the Interest Period applicable to such Borrowing (the "Continuing Interest Period End Date"), and shall be repaid in accordance with the Commitments in effect immediately prior to the Amendment Effective Time.

     (b) Any Committed Borrowing made after the Amendment Effective Time and before the Continuing Interest Period End Date shall be made in accordance with the Commitments of the Banks as in effect immediately after the Amendment Effective Time, provided that to the extent that any such Borrowing would otherwise require any Bank to make a Committed Loan such that the aggregate principal amount of all such Committed Loans of such Bank outstanding at such time would exceed the amount of such Bank's Commitment, then Morgan Guaranty Trust Company of New York agrees, on the terms and conditions set forth in the Agreement (including without limitation Section 3.02(c)) but without regard to the requirements that Committed Loans be made ratably in proportion to the respective Commitments of all Banks, to make a Base Rate Loan as a separate Committed Borrowing with a principal amount equal to the aggregate amount of such excess for all such Banks, with an Interest Period ending on the Continuing Interest Period End Date; and provided further that the aggregate principal amount of all Loans made by Morgan Guaranty Trust Company of New York at any time outstanding shall not exceed its Commitment.

     SECTION 4.  Representations and Warranties.  The Borrower hereby represents
                 -------------------------------
and warrants that as of the date hereof and after giving effect hereto:

     (a)  no Default has occurred and is continuing; and

     (b) each representation and warranty of the Borrower set forth in the Agreement after giving effect to this Amendment and Restatement is true and correct as though made on and as of such date.

     SECTION 5.  Governing Law.  This Amendment and Restatement shall be
                 --------------
governed by and construed in accordance with the laws of the State of New York.

     SECTION 6.  Counterparts Effectiveness.  This Amendment and Restatement may
                 ---------------------------
be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and Restatement shall become effective as of the date hereof when the Agent shall have received:

     (a) duly executed counterparts hereof signed by the Borrower and the Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

     (b) an opinion of General Counsel or Associate General Counsel of the Borrower (or such other counsel for the Borrower as may be acceptable to the Agent) substantially in the form of Exhibit E to the Agreement with reference to this Amendment and Restatement and the Agreement as amended and restated hereby; and

     (c) all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

provided that this Amendment and Restatement shall not become effective or
--------
binding on any party hereto unless all of the foregoing conditions are satisfied not later than January 15, 1998. The Agent shall promptly notify the Borrower and the Banks of the date of such effectiveness, and such notice shall be conclusive and binding on all parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be duly executed as of the date first above written.

                              CARPENTER TECHNOLOGY CORPORATION


                              By   s/Robert J. Dickson
                                 ---------------------------
                                 Name:  Robert J. Dickson
                                 Title:  Treasurer

Commitments

$150,000,000                  MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK


                              By  s/Laura E. Loffredo
                                 ---------------------------
                                 Name: Laura E. Loffredo
                                 Title: Vice President



$145,000,000                  MELLON BANK, N.A.


                              By   s/David Jardini
                                 ---------------------------
                                 Name:  David Jardini
                                 Title:  Vice President



$125,000,000                  CORESTATES BANK, N.A.


                              By  s/John J. Massaro
                                 ---------------------------
                                 Name:  John J. Massaro
                                 Title:  Assistant Vice President

$80,000,000                   PNC BANK, NATIONAL ASSOCIATION


                              By  s/Lawrence W. Jacobs
                                 ---------------------------
                                 Name:  Lawrence W. Jacobs
                                 Title:  Vice President


------------
$500,000,000 Total Commitments

                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK, as Agent


                              By  s/Laura E. Loffredo
                                 ---------------------------
                                 Name:  Laura E. Loffredo
                                 Title:  Vice President

                              60 Wall Street
                              New York, New York  10260
                              Attention:  Laura E. Loffredo

                 CARPENTER TECHNOLOGY CORPORATION

                Assistant Secretary's Certificate
                ---------------------------------

     The undersigned, David A. Christiansen, does hereby certify that he is the duly elected, qualified and acting Assistant Secretary of CARPENTER TECHNOLOGY CORPORATION, a Delaware corporation (the "Company"), and further that:

          1. Attached hereto as Exhibit A is a true and correct copy of the Bylaws of the Company as last amended on December 5, 1996. The same is in full force and effect and has not been further amended as of the date hereof and no such amendment has been authorized by the Company, the Board of Directors ("Board") or the Company's officers, and

          2. Set forth below is a true, correct and complete copy of a resolution duly adopted by written consent of the Board on December 11, 1997, with respect to the borrowing authority of the officers of the Company.

          RESOLVED, that the Board of Directors hereby authorizes an increase from $450,000,000 to $550,000,000 in the individual authority of the Chairman of the Board, President and Chief Executive Officer or the Senior Vice
          President - Finance and Chief Financial
          Officer or the Treasurer of this Corporation to borrow money on a long or short-term basis in such forms, subject to such terms, conditions and interest rate or rates as they may deem proper, from duly constituted commercial banks or other financial sources serving the Corporation, and through the use of commercial paper, (said amount excluding debt amounts separately authorized by the Board before or after the effective date of this resolution) and to sign and execute any and all agreements and other instruments and to perform any and all acts necessary or required to consummate such borrowing or borrowing or to amend, renew or extend any existing borrowings; and

          FURTHER RESOLVED, that the aforesaid officers of the Corporation are hereby authorized, on behalf of the Corporation and in its name, to take such further action as any of them may deem necessary or desirable in order to carry out the intent of the foregoing resolution.

          3. The Company has not borrowed or entered into agreements under which it is entitled to borrow more than $450,000,000 (including the Credit Agreement dated as of January 18, 1994, as amended and restated through October 23, 1997) of such aggregate principal amount prior to the date hereof.

          IN WITNESS WHEREOF, the undersigned has executed this certificate this 23d day of December, 1997.


                               s/David A. Christiansen
                              ------------------------------
                              David A. Christiansen
                              Associate General Counsel
                              and Assistant Secretary

                 CARPENTER TECHNOLOGY CORPORATION
                      Incumbency Certificate
                      ----------------------

     The undersigned, David A. Christiansen, does hereby certify that he is the duly appointed, qualified and acting Associate General Counsel and Assistant Secretary of CARPENTER TECHNOLOGY CORPORATION, a Delaware corpora-tion (the "Company"), and the following persons are now and have been at all times since July 1, 1997, duly elected or appointed, as the case may be, qualified and acting officers of the Company, holding the office set forth opposite their names and that the signature set forth opposite each of their names is the genuine signature of such person:

      Name                    Office            Signature
      ----                    ------            ---------

John R. Welty            Vice President
                         General Counsel
                         and Secretary        s/John R. Welty
                                              --------------------

Robert Dickson           Treasurer            s/Robert J. Dickson
                                              --------------------

     IN WITNESS WHEREOF, the undersigned has executed this certificate and affixed the seal of the Company this 23d day of December, 1997.

                                         s/David A. Christiansen
                                        ------------------------
                                        David A. Christiansen
                                        Associate General Counsel
                                        and Assistant Secretary

[CORPORATE SEAL]

     The undersigned, John R. Welty, Vice President, General Counsel and Secretary of the Company, does hereby certify that David A. Christiansen is the duly appointed, qualified and acting Associate General Counsel and Assistant Secretary of the Company and that the signature set forth immediately above is his genuine signatures.

     IN WITNESS WHEREOF, the undersigned has hereunto signed his name this 23d day of December, 1997.

                                         s/John R. Welty
                                        ----------------
                                        John R. Welty
                                        Vice President,
                                        General Counsel
                                        and Secretary